As filed with the Securities and Exchange Commission on May 27, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

LIGHTSPEED POS INC.
(Exact name of Registrant as specified in its charter)

Canada	7372	98-1137623
(Province or other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation or Organization)	Classification Code Number)	Identification No.)
700 Saint-Antoine Street East, Suite 300
Montréal, Québec, Canada H2Y 1A6
(514) 907-1801
(Address and telephone number of Registrant's principal executive offices)

Corporation Service Company
251 Little Falls Drive
Wilmington, New Castle County, DE 19808-1674
(302) 636-5400
(Name, address and telephone number of agent for service in the United States)

Copies to:

Dan Micak, Esq. Lightspeed POS Inc. 700 Saint-Antoine Street East, Suite 300 Montréal, Québec, Canada H2Y 1A6	Robert Carelli, Esq. David Tardif, Esq. Stikeman Elliott LLP 1155 René-Lévesque Blvd. West, 41st Floor Montréal, Québec, Canada H3B 3V2 (514) 397-3000	Ryan J. Dzierniejko, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 222 Bay Street, Suite 1750, P.O. Box 258 Toronto, Ontario, Canada M5K 1J5 (416) 777-4700
Approximate date of commencement of proposed sale of the securities to the public:
From time to time after this Registration Statement becomes effective.
Province of Québec, Canada
(Principal jurisdiction regulating this offering)
It is proposed that this filing shall become effective (check appropriate box):
A. ☒    Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.      At some future date (check the appropriate box below):
1.         pursuant to Rule 467(b) on (date) at (time).
2.         pursuant to Rule 467(b) on (date) at (time) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3.         pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
4.         after the filing of the next amendment to this Form (if preliminary material is being filed).
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee(3)(4)
Subordinate Voting Shares
Preferred Shares
Debt Securities
Warrants
Subscription Receipts
Units
Total	US$3,316,400,000	US$3,316,400,000	US$302,538.23
1.There are being registered under this Registration Statement such indeterminate number of (i) subordinate voting shares, (ii) preferred shares, (iii) debt securities, (iv) warrants, (v) subscription receipts and/or (vi) units comprised of one or more of the securities of the Registrant listed above in any combination as shall have an aggregate initial offering price not to exceed US$3,316,400,000. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.
2.Determined based on the proposed maximum aggregate offering price in Canadian dollars of C$4,000,000,000 converted into U.S. dollars based on the average rate of exchange of C$1.00=US$0.8291 on May 21, 2021, as reported by the Bank of Canada.
3.Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act").
4.A registration fee of US$198,671.88 was previously paid with respect to securities registered under the Registrant's registration statement on Form F-10 filed on September 9, 2020 (No. 333-248676) (the “Prior Registration Statement”). Pursuant to Rule 457(p) under the Securities Act, US$59,281.01 of the unutilized registration fee relating to unsold securities under the Prior Registration Statement shall be applied to offset the registration fee payable for this registration statement. Accordingly, US$302,538.23 is being paid at the time of filing of this registration statement.

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

SHORT FORM BASE SHELF PROSPECTUS

New Issue and/or Secondary Offering	May 27, 2021

LIGHTSPEED POS INC.
C$4,000,000,000
Subordinate Voting Shares
Preferred Shares
Debt Securities
Warrants
Subscription Receipts
Units

Lightspeed POS Inc. (the “Company”, “Lightspeed”, “us”, “we” or “our”) may offer, issue and sell, as applicable, from time to time subordinate voting shares (“Subordinate Voting Shares”), preferred shares (“Preferred Shares”), debt securities (“Debt Securities”), warrants (“Warrants”) to acquire any of the other securities that are described in this short form base shelf prospectus (the “Prospectus”), subscription receipts (“Subscription Receipts”) to acquire any of the other securities that are described in this Prospectus, and units (“Units”) comprised of one or more of any of the other securities that are described in this Prospectus, or any combination of such securities (all of the foregoing collectively, the “Securities” and individually, a “Security”), for up to an aggregate offering price of C$4,000,000,000, in one or more transactions during the 25-month period that this Prospectus, including any amendments hereto, remains effective.

We will provide the specific terms of any offering of Securities, including the specific terms of the Securities with respect to a particular offering and the terms of such offering, in one or more prospectus supplements (each a “Prospectus Supplement”) to this Prospectus. The Securities may be offered separately or together or in any combination, and as separate series. One or more securityholders of the Company may also offer and sell Securities under this Prospectus. See “Selling Securityholders”.
All dollar amounts in this Prospectus are in U.S. dollars, unless otherwise indicated. See "Currency Presentation and Exchange Rate Information".

All information permitted under applicable securities laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. For the purposes of applicable securities laws, each Prospectus Supplement will be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which that Prospectus Supplement pertains. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in any Securities offered pursuant to this Prospectus.

Our Securities may be offered and sold pursuant to this Prospectus through underwriters, dealers, directly or through agents designated from time to time at amounts and prices and other terms determined by us or any selling securityholders. In connection with any underwritten offering of Securities other than an “at-the-market distribution” (as defined in National Instrument 44-102 – Shelf Distributions (“NI 44-102”)), unless otherwise specified in the relevant Prospectus Supplement the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at levels other than those that might otherwise prevail on the open market. Such transactions, if commenced, may be commenced, interrupted or discontinued at any time. A Prospectus Supplement will set out the names of any underwriters, dealers, agents or selling securityholders involved in the sale of our Securities, the amounts, if any, to be purchased by underwriters, the plan of distribution for such Securities, including the net proceeds we expect to receive from the sale of such Securities, if any, the amounts and prices at which such Securities are sold, the compensation of such underwriters, dealers or agents and other material terms of the plan of distribution. No underwriter or dealer involved in an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities. See “Plan of Distribution”.
Our Subordinate Voting Shares are listed and posted for trading on the New York Stock Exchange (the “NYSE”) and on the Toronto Stock Exchange (the “TSX”) under the symbol “LSPD”. On May 26, 2021, the last trading day prior to the date of this Prospectus, the closing prices of the Subordinate Voting Shares on the NYSE and the TSX were US$73.19 and C$88.77, respectively. Unless otherwise specified in the applicable Prospectus Supplement, Securities other than Subordinate Voting Shares will not be listed on any securities exchange. There is currently no market through which such Securities other than Subordinate Voting Shares may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus and the Prospectus Supplement relating to such Securities. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE ‘‘SEC’’) NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Lightspeed is permitted, under a multijurisdictional disclosure system adopted in the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors in the United States should be aware that such requirements are different from those of the United States. Lightspeed prepares its annual financial statements and its interim financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”), and may be subject to foreign auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

Purchasers of Securities should be aware that the acquisition of Securities may have tax consequences both in the United States and in Canada. This Prospectus does not discuss U.S. or Canadian tax consequences and any such tax consequences may not be described fully in any applicable Prospectus Supplement with respect to a particular offering of Securities. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.
The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Company is incorporated under and governed by the Canada Business Corporations Act (the “CBCA”), that most of its directors and officers reside principally in Canada, and that all or a substantial portion of the assets of the Company and said persons may be located outside the United States. See “Enforcement of Civil Liabilities”.
Certain of our directors, namely Patrick Pichette, Rob Williams and Merline Saintil, reside outside of Canada. Each of Patrick Pichette, Rob Williams and Merline Saintil have appointed Lightspeed POS Inc., 700 Saint-Antoine Street

East, Suite 300, Montréal, Québec, Canada, H2Y 1A6, as their agent for service of process. Purchasers are advised that it may not be possible for them to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process. See “Enforcement of Judgments Against Foreign Persons”.
An investment in Securities involves significant risks that should be carefully considered by prospective investors before purchasing Securities. The risks outlined in this Prospectus and in the documents incorporated by reference herein, including the applicable Prospectus Supplement, should be carefully reviewed and considered by prospective investors in connection with any investment in Securities. See “Risk Factors”.
No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.
Our head and registered office is located at 700 Saint-Antoine Street East, Suite 300, Montréal, Québec, Canada, H2Y 1A6, and our telephone number is (514) 907-1801.

TABLE OF CONTENTS
Page

About This Prospectus	4
Documents Incorporated by Reference	5
Cautionary Note Regarding Forward-Looking Statements	7
Enforcement of Civil Liabilities	8
Trademarks and Trade Names	8
Currency Presentation and Exchange Rate Information	8
Where You Can Find More Information	9
Lightspeed POS Inc.	9
Selling Securityholders	11
Use Of Proceeds	11
Description of Share Capital	11
Description of Debt Securities	12
Description of Warrants	14
Description of Subscription Receipts	15
Description of Units	16
Consolidated Capitalization	16
Earnings Coverage Ratios	17
Plan of Distribution	17
Certain Canadian Federal Income Tax Considerations	18
Certain U.S. Federal Income Tax Considerations	18
Risk Factors	18
Exemptions Under Securities Laws	19
Legal Matters	19
Auditor, Registrar and Transfer Agent	19
Documents Filed as Part of the Registration Statement	19
ABOUT THIS PROSPECTUS
Readers should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. We have not authorized anyone to provide readers with information different from that contained in this Prospectus (or incorporated by reference herein). We take no responsibility for, and can provide no assurance as to the reliability of any other information that others may give readers of this Prospectus. We are not making an offer of Securities in any jurisdiction where the offer is not permitted. Readers are required to inform themselves about, and to observe any restrictions relating to, any offer of Securities and the possession or distribution of this Prospectus and any applicable Prospectus Supplement.
Readers should not assume that the information contained or incorporated by reference in this Prospectus is accurate as of any date other than the date of this Prospectus or the respective dates of the documents incorporated by reference herein, unless otherwise noted herein or as required by law. It should be assumed that the information appearing in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates. The business, financial condition, results of operations and prospects of the Company may have changed since those dates.
This Prospectus shall not be used by anyone for any purpose other than in connection with an offering of Securities in compliance with applicable securities laws. We do not undertake to update the information contained or incorporated by reference herein, including any Prospectus Supplement, except as required by applicable securities laws. Information contained on, or otherwise accessed through, our website shall not be deemed to be a part of this Prospectus and such information is not incorporated by reference herein.
DOCUMENTS INCORPORATED BY REFERENCE
Information has been incorporated by reference into this Prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Company at 700 Saint-Antoine Street East, Suite 300, Montréal, Québec, H2Y 1A6, telephone: (514) 907-1801, and are also available electronically on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com and on the Electronic Data Gathering, Analysis, and Retrieval System (“EDGAR”) at www.sec.gov.
The following documents, filed by the Company with the various securities commissions or similar authorities in each of the provinces and territories of Canada, are specifically incorporated by reference into and form an integral part of this Prospectus:
(a)the annual information form of the Company dated May 20, 2021 for the year ended March 31, 2021 (the “Annual Information Form”);
(b)the audited consolidated financial statements of the Company as at and for the years ended March 31, 2021 and 2020, together with the notes thereto and the independent auditor’s report thereon (the “Annual Financial Statements”);
(c)the management’s discussion and analysis of financial condition and results of operations of the Company for the three months ended March 31, 2021 and 2020 and the years ended March 31, 2021 and 2020 (the “Annual MD&A”);
(d)the management information circular of the Company dated June 26, 2020 in connection with the annual meeting of shareholders of the Company held on August 6, 2020; and
(e)the business acquisition report of the Company dated February 8, 2021 relating to our acquisitions of ShopKeep Inc. (“ShopKeep”) and the business of Al Dente Intermediate Holdings, LLC through the acquisition of Al Dente Topco, Inc. (“Upserve”) (and their respective subsidiaries and affiliates) on November 25, 2020 and December 1, 2020, respectively.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference into this Prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to prevent a statement that is made from being false or misleading in the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.
Any document of the type required by National Instrument 44-101 – Short Form Prospectus Distributions to be incorporated by reference into a short form prospectus, including any annual information forms, material change reports (except confidential material change reports), business acquisition reports, interim financial statements, annual financial statements (in each case, including any applicable exhibits containing updated earnings coverage information) and the independent auditor's report thereon, management’s discussion and analysis and information circulars of the Company filed by the Company with securities commissions or similar authorities in Canada after the date of this Prospectus and prior to the completion or withdrawal of any offering under this Prospectus shall be deemed to be incorporated by reference into this Prospectus. In addition, all documents filed on Form 6-K or Form 40-F by the Company with the SEC on or after the date of this Prospectus shall be deemed to be incorporated by reference into the registration statement on Form F-10 (the "Registration Statement") of which this Prospectus forms a part, if and to the extent, in the case of any Report on Form 6-K, expressly provided in such document. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Company and readers should review all information contained in this Prospectus, the applicable Prospectus Supplement and the documents incorporated or deemed to be incorporated by reference herein and therein.
Upon new annual consolidated financial statements being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities in Canada during the term of this Prospectus, the previously filed annual consolidated financial statements and all interim consolidated financial statements, together with related management’s discussion and analysis, relating to prior periods shall be deemed to no longer be incorporated into this Prospectus for the purposes of future offers and sales of Securities under this Prospectus.
Upon a new annual information form being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities in Canada during the term of this Prospectus, the previously filed annual information form, any material change reports filed prior to the end of the financial year in respect of which the new annual information form is filed, any information circular filed since the start of such financial year (unless otherwise required by applicable Canadian securities legislation to be incorporated by reference into this Prospectus), and any business acquisition report for acquisitions completed since the beginning of such financial year (unless such report is incorporated by reference into the current annual information form or less than nine months of the acquired business’ or related businesses’ operations are incorporated into the Company’s most recent audited annual financial statements), shall be deemed no longer to be incorporated by reference into this Prospectus for the purposes of future offers and sales of Securities under this Prospectus. Upon a new information circular prepared in connection with an annual meeting of the Company being filed with the applicable Canadian securities commissions or similar regulatory authorities in Canada during the term of this Prospectus, the previous information circular prepared in connection with an annual meeting of the Company shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

Upon new interim financial statements and related management’s discussion and analysis being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities in Canada during the term of this Prospectus, all previously filed interim financial statements and related management’s discussion and analysis shall be deemed no longer to be incorporated by reference into this Prospectus for the purposes of future offers and sales of Securities under this Prospectus.

References to our website in any documents that are incorporated by reference into this Prospectus and any Prospectus Supplement do not incorporate by reference the information on such website into this Prospectus or any Prospectus Supplement, and we disclaim any such incorporation by reference.
Any "template version" of "marketing materials" (as those terms are defined in National Instrument 41-101— General Prospectus Requirements) pertaining to a distribution of Securities filed after the date of a Prospectus Supplement and before termination of the distribution of Securities offered pursuant to such Prospectus Supplement will be deemed to be incorporated by reference into the Prospectus Supplement for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

A Prospectus Supplement containing the specific terms of an offering of Securities and other information in relation to the Securities will be delivered to prospective purchasers of such Securities together with this Prospectus and shall be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement but only for the purposes of the offering of the Securities covered by that Prospectus Supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus, including the documents incorporated by reference herein, contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information included in this Prospectus and in the documents incorporated by reference herein may relate to our financial outlook and anticipated events or results and may include information regarding our financial position, business strategy, growth strategies, addressable markets, budgets, operations, financial results, taxes, dividend policy, plans and objectives. Particularly, information regarding our expectations of future results, performance, achievements, prospects or opportunities or the markets in which we operate and the impact thereon of the ongoing COVID-19 pandemic declared by the World Health Organization on March 11, 2020, as well as statements relating to expectations regarding industry trends, our growth rates, the achievement of advances in and expansion of our platforms, expectations regarding our revenue and the revenue generation potential of our payment-related and other solutions, expected acquisition outcomes and synergies, our business plans and strategies and our competitive position in our industry is forward-looking information.

In some cases, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “targets”, “expects” or “does not expect”, “is expected”, “an opportunity exists”, “budget”, “scheduled”, “estimates”, “outlook”, “forecasts”, “projection”, “prospects”, “strategy”, “intends”, “anticipates”, “does not anticipate”, “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might”, “will”, “will be taken”, “occur” or “be achieved”, the negative of these terms and similar terminology. In addition, any statements in this Prospectus or in the documents incorporated by reference herein that refer to expectations, intentions, projections or other characterizations of future events or circumstances, contain forward-looking information. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding future events or circumstances.
The forward-looking information included in this Prospectus and in the documents incorporated by reference herein is based on our opinions, estimates and assumptions in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we currently believe are appropriate and reasonable in the circumstances as at the date of the forward-looking information. Despite a careful process to prepare and review the forward-looking information, there can be no assurance that the underlying opinions, estimates and assumptions will prove to be correct. Certain assumptions made in respect of our ability to build our market share and enter new markets and industry verticals; our ability to attract, develop and retain key personnel; our ability to maintain and expand geographic scope; our ability to execute on our expansion plans; our ability to continue investing in infrastructure and implement scalable controls, systems and processes to support our growth; our ability to successfully integrate the companies we have acquired and to derive the benefits we expect from the acquisition thereof; our ability to obtain and maintain existing financing on acceptable terms; currency exchange and interest rates; seasonality in our business and in the business of our customers; the impact of competition; the changes and trends in our industry or the global economy; and the changes in laws, rules, regulations, and global standards are material factors in preparing forward-looking information and management’s expectations.
Forward-looking information is necessarily based on a number of opinions, estimates and assumptions that we considered appropriate and reasonable as of the date such statements are made, is subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information, including but not limited to the factors in the “Summary of Factors Affecting our Performance” sections of our Annual MD&A and in the “Risk Factors” section of our Annual Information Form, as well as those contained in any Prospectus Supplement. Our Annual MD&A and our Annual Information Form are available under our profiles on SEDAR at www.sedar.com and on EDGAR at www.sec.gov.
If any of these risks or uncertainties materialize, or if the opinions, estimates or assumptions underlying the forward-looking information prove incorrect, actual results or future events might vary materially from those anticipated in the forward-looking information. The opinions, estimates or assumptions referred to above and described in greater detail in the documents incorporated by reference herein should be considered carefully by prospective investors.

Although we have attempted to identify important risk factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other risk factors not presently known to us or that we presently believe are not material that could also cause actual results or future events to differ materially from those expressed in such forward-looking information. There can be no assurance that such information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. No forward-looking information is a guarantee of future results. Accordingly, you should not place undue reliance on forward-looking information, which speaks only as of the date made. The forward-looking information contained in this Prospectus and in the documents incorporated by reference herein represents our expectations as of the date hereof or as of the date it is otherwise stated to be made, as applicable, and is subject to change after such date. However, we disclaim any intention or obligation or undertaking to update or revise any forward-looking information whether as a result of new information, future events or otherwise, except as required under applicable securities laws.
All of the forward-looking information contained in this Prospectus, in the documents incorporated by reference herein and in any Prospectus Supplement is expressly qualified by the foregoing cautionary statements.
ENFORCEMENT OF CIVIL LIABILITIES
Lightspeed is a company incorporated under and governed by the CBCA. Most of Lightspeed’s directors and officers reside principally in Canada, and the majority of Lightspeed’s assets and all or a substantial portion of the assets of these persons are located outside the United States.
The Company has appointed an agent for service of process in the United States. It may be difficult for investors who reside in the United States to effect service of process in the United States upon the Company, or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against the Company or its directors and officers. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.
Lightspeed filed with the SEC, concurrently with the Registration Statement of which this Prospectus forms a part, an appointment of agent for service of process on Form F-X. Under Form F-X, the Company appointed Corporation Service Company as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC and any civil suit or action brought against or involving Lightspeed in a United States court arising out of or related to or concerning the offering of securities under this Prospectus.

TRADEMARKS AND TRADE NAMES
This Prospectus and the documents incorporated by reference herein include certain trademarks and trade names, such as “Lightspeed”, “Flame Design”, “Kounta”, “Gastrofix”, "ShopKeep", "Upserve" and "Vend", which are protected under applicable intellectual property laws and are our property. Solely for convenience, our trademarks and trade names referred to in this Prospectus and in the documents incorporated by reference herein may appear without the ® or ™ symbol, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and trade names. All other trademarks used in this Prospectus or the documents incorporated by reference herein are the property of their respective owners.
CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION
In this Prospectus, references to “C$” are to Canadian dollars and to “US$” are to U.S. dollars. On May 26, 2021, the Bank of Canada rate of exchange was C$1.00 = US$0.8258 or US$1.00 = C$1.2110.
Our annual financial statements and our interim financial statements are reported in U.S. dollars, and are prepared in accordance with IFRS.

WHERE YOU CAN FIND MORE INFORMATION

Lightspeed files certain reports with, and furnishes other information to, each of the SEC and the securities regulatory authorities in all provinces and territories of Canada. Purchasers are invited to read and copy any reports, statements or other information, other than confidential filings, that Lightspeed files with the SEC and the securities regulatory authorities in all provinces and territories of Canada. Under a multijurisdictional disclosure system adopted by the United States and Canada, such reports, statements and other information may be prepared in accordance with the disclosure requirements of the provincial and territorial securities regulatory authorities of Canada, which requirements are different from those of the United States. These filings are electronically available from SEDAR at www.sedar.com and from EDGAR at www.sec.gov. Except as expressly provided herein, documents filed on SEDAR or on EDGAR are not, and should not be considered, part of this Prospectus.

Lightspeed has filed with the SEC under the U.S. Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement relating to the securities being offered hereunder, of which this Prospectus forms a part. This Prospectus does not contain all of the information set forth in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted or required by the rules and regulations of the SEC. Items of information omitted from this Prospectus but contained in the Registration Statement are available on the SEC’s website at www.sec.gov.

As a foreign private issuer, Lightspeed is exempt from the rules under the United States Securities Exchange Act of 1934 (the “Exchange Act”) prescribing the furnishing and content of proxy statements, and Lightspeed’s officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. Lightspeed’s reports and other information filed or furnished with or to the SEC are available from EDGAR at www.sec.gov, as well as from commercial document retrieval services.

LIGHTSPEED POS INC.
Mission
At Lightspeed, our mission is to bring cities and communities to life by powering small and medium-sized businesses (“SMBs”). We believe cities and communities are built on the presence and success of local SMBs and that these businesses are integral to the vibrancy of their communities. Running an independent business, however, is becoming increasingly complex. Consumer behaviors and expectations are changing, fueled by the influence of new technologies pushing consumers towards an omni-channel experience. Our solutions equip independent businesses with the technology required to transform the way they manage their operations and exceed consumers’ expectations in this changing environment.
Business of the Company
Lightspeed provides easy-to-use, omni-channel, commerce-enabling software-as-a-service platforms. Our software platforms provide our customers with the critical functionality they need to engage with consumers, manage their operations, accept payments, and grow their businesses. We operate globally, empowering single- and multi-location retailers, restaurants, golf course operators and other SMBs to compete successfully in an omni-channel market environment by engaging with consumers across online, mobile, social, and physical channels. We believe that our platforms are essential to our customers’ ability to run and grow their businesses. As a result, most of our revenue is recurring and we have a strong track-record of growing revenue per customer over time.
Our solutions are specifically tailored to meet the needs of SMBs, essentially democratizing technology previously available only to large enterprises.
We provide our customers with comprehensive commerce operating systems, comprising easy-to-use and affordable platforms with end-to-end capabilities that help them grow. Our platforms are built to scale with our customers, supporting them as they open new locations, and offering increasingly sophisticated solutions as their businesses become more complex. Our platforms help SMBs avoid having to stitch together multiple, and often disjointed, applications from various providers to leverage the technology they need to run and grow their businesses. Our ecosystem of development, channel and installation partners further reinforces the scalability of our solutions, making them customizable and extensible. We work alongside our customers through their business journey by providing industry-leading onboarding and support services, and fundamentally believe that our success is directly connected to their success.
Our cloud platforms are designed around three interrelated elements: omni-channel consumer experience, a comprehensive back-office operations management suite to improve our customers’ efficiency and insight, and the facilitation of payments. Key functionalities of our platforms include full omni-channel capabilities, order-ahead and curbside pickup functionality, point of sale, product and menu management, employee and inventory management, analytics and reporting, multi-location connectivity, loyalty, customer management and tailored financial solutions. By delivering our solutions through the cloud, we enable merchants to reduce dependency on brick & mortar channel and interact with customers anywhere (in store, online and mobile), gain a deeper understanding of their customers and operations by tracking activity and key metrics across all channels, and update inventory, run analytics, change menus, send promotions and otherwise manage their business operations from any location.
Our position at the point of commerce puts us in a privileged position for payment processing and allows us to collect transaction-related data insights. Lightspeed Payments, our payment processing solution, is available to our U.S. and Canadian retail customers, our U.S. hospitality customers, and initial availability has commenced for our customers in the United Kingdom and certain European countries. We believe that the broader rollout of Lightspeed Payments to our European and Australian markets represents a significant growth opportunity for the Company.

To further complement our core cloud platforms, we offer a merchant cash advance program called Lightspeed Capital. This program is designed to help eligible merchants with overall business growth, buy inventory, invest in marketing, or manage cash flows by providing financing up to $100,000.
We sell our solutions primarily through our direct sales force in North America, Europe, Australia and New Zealand, supplemented by indirect channels in other countries around the world. Our platforms are well-suited for various types of SMBs, particularly single- and multi-location retailers with complex operations, such as those with a high product count, diverse inventory needs or a service component, golf course operators and hospitality customers ranging from quick service and festivals to hotels and fine dining establishments.
We generate revenue primarily from the sale of cloud-based software subscription licenses and our payments solutions for both retail and hospitality segments. We offer pricing plans designed to meet the needs of our current and prospective customers that enable Lightspeed solutions to scale with SMBs as they grow. Our subscription plans vary from monthly plans to one-year and multi-year terms. In addition, our software is integrated with certain third parties that enable electronic payment processing and as part of integrating with these payment processors, we have entered into revenue share agreements with each of them. In the last year, we have become more accommodating of monthly payment plans for our customers aimed in part to encourage adoption of Lightspeed Payments.

Our head and registered office is located at 700 Saint-Antoine Street East, Suite 300, Montréal, Québec, Canada, H2Y 1A6, and our telephone number is (514) 907-1801. Additional information about our business is included in the documents incorporated by reference into this Prospectus, which are available under our profiles at www.sedar.com and on EDGAR at www.sec.gov.
Recent Developments
On April 16, 2021, we acquired Vend Limited ("Vend") pursuant to an agreement to purchase all of the shares in Vend, dated March 11, 2021, by and among the Company, Lightspeed Commerce Holdings NZ Limited, Vend Trustee Limited, and a number of shareholders and covenators described therein (the "Vend Acquisition"). The total consideration for the Vend Acquisition on closing of approximately $368.1 million consisted of approximately $188.0 million cash paid on the closing date, net of cash acquired, and 2,692,277 of our Subordinate Voting Shares, at a fair value of $66.89 per share at the closing date, which is based on the quoted price of our Subordinate Voting Shares on the NYSE on the closing date, subject to customary post-closing working capital adjustments.

SELLING SECURITYHOLDERS
Securities may be sold under this Prospectus by way of secondary offering by or for the account of certain of our securityholders. Any Prospectus Supplement that we file in connection with an offering of Securities by selling securityholders will include the following information:
•the names of the selling securityholders;
•the number or amount of Securities owned, controlled or directed of the class being distributed by each selling securityholder;
•the number or amount of Securities of the class being distributed for the account of each selling securityholder;
•the number or amount of Securities of any class to be owned, controlled or directed by the selling securityholders after the distribution and the percentage that number or amount represents of the total number of our outstanding Securities;
•whether the Securities are owned by the selling securityholders both of record and beneficially, of record only, or beneficially only; and
•all other information that is required to be included in the applicable Prospectus Supplement.
USE OF PROCEEDS
The net proceeds to the Company from any offering of Securities and the proposed use of those proceeds will be set forth in the applicable Prospectus Supplement relating to that offering of Securities. The Company will not receive any proceeds from any sale of any Securities by selling securityholders.
DESCRIPTION OF SHARE CAPITAL
The following description of our share capital summarizes certain provisions contained in our restated articles of incorporation (the “Articles”) and by-laws. These summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our Articles and by-laws.
Our authorized share capital consists of (i) an unlimited number of Subordinate Voting Shares and (ii) an unlimited number of Preferred Shares, issuable in series, of which 131,280,879 Subordinate Voting Shares and no Preferred Shares were issued and outstanding as of May 26, 2021.
The Company previously had multiple voting shares (the “Multiple Voting Shares”) issued and outstanding, but all such Multiple Voting Shares were automatically converted into Subordinate Voting Shares, on a one-for-one basis on December 1, 2020, as a result of reaching the automatic conversion ownership threshold attached to the Multiple Voting Shares, all in accordance with their terms. As a result of such automatic conversion, the Subordinate Voting Shares are our only class of shares issued and outstanding, and they continue to carry one vote per share. Pursuant to the terms of our restated articles of incorporation, upon the automatic conversion of all of our issued and outstanding Multiple Voting Shares, the authorized and unissued Multiple Voting Shares as a class were automatically deleted entirely from our authorized capital, together with the rights, privileges, restrictions and conditions attaching thereto, such that as at the date hereof, the Company has only two classes of shares authorized for issuance, being the Subordinate Voting Shares and the Preferred Shares.
Subordinate Voting Shares

Rank

Upon our liquidation, dissolution or winding up, the holders of Subordinate Voting Shares are entitled to share ratably in all assets of the Company remaining after payment of debts and liabilities, subject to the rights of any Preferred Shares having priority over the Subordinate Voting Shares, if any.

Dividends
The holders of outstanding Subordinate Voting Shares are entitled to receive dividends at such times and in such amounts and form as our Board of Directors ("Board") may from time to time determine, but subject to the rights of the holders of any Preferred Shares. We are permitted to pay dividends unless there are reasonable grounds for believing that: (i) we are, or would after such payment be, unable to pay our liabilities as they become due; or (ii) the realizable value of our assets would, as a result of such payment, be less than the aggregate of our liabilities and stated capital of all classes of shares.
Voting Rights
The holders of outstanding Subordinate Voting Shares are entitled to receive notice and attend all general and special meetings of shareholders of the Company, and each such Subordinate Voting Share entitles its holder to one vote. As of May 26, 2021, the Subordinate Voting Shares collectively represented 100% of our issued and outstanding shares and 100% of the voting power attached to all of our issued and outstanding shares.

Preferred Shares
The Preferred Shares are issuable at any time and from time to time in one or more series. The Board is authorized to fix before issue the number of, the consideration per share of, the designation of, and the provisions attaching to, the Preferred Shares of each series, which may include voting rights, the whole subject to the issue of a certificate of amendment setting forth the designation and provisions attaching to the Preferred Shares or shares of the series. Holders of Preferred Shares, except as otherwise provided in the terms specific to a series of Preferred Shares or as required by law, will not be entitled to vote at meetings of holders of shares, and will not be entitled to vote separately as a class upon a proposal to amend our Articles in the case of an amendment of the kind referred to in paragraph (a), (b) or (e) of subsection 176(1) of the CBCA. The Preferred Shares of each series, if and when issued, will, with respect to the payment of dividends, rank on parity with the Preferred Shares of every other series and will be entitled to preference over the Subordinate Voting Shares and any other shares ranking junior to the Preferred Shares with respect to payment of dividends and distribution of any property or assets in the event of the Company’s liquidation, dissolution or winding-up, whether voluntary or involuntary. We currently anticipate that the Preferred Shares will not carry any pre-emptive, redemption, conversion, exchange or retraction rights, nor will they contain any purchase for cancellation or surrender provisions, sinking or purchase fund provisions, provisions permitting or restricting the issuance of additional securities and any other material restrictions, or provisions requiring a securityholder to contribute additional capital.
DESCRIPTION OF DEBT SECURITIES
As of the date of this Prospectus, the Company has no Debt Securities outstanding. The Company may issue Debt Securities, separately or together, with Subordinate Voting Shares, Preferred Shares, Warrants, Subscription Receipts or Units or any combination thereof, as the case may be. The Debt Securities will be issued in one or more series under an indenture (the “Indenture”) to be entered into between the Company and one or more trustees that will be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the U.S. Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into has been filed with the SEC as an exhibit to the Registration Statement and will be filed with the securities commissions or similar authorities in Canada when it is entered into. The description of certain provisions of the Indenture or of any instalment receipt and pledge agreement (see below) in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture or of any instalment receipt and pledge agreement, as applicable. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture or instalment receipt or pledge agreement, as applicable. Prospective purchasers should refer to the Prospectus Supplement and the Indenture or instalment receipt or pledge agreement, as applicable, relating to the specific Debt Securities being offered for the complete terms of the Debt Securities. The particular terms relating to Debt Securities offered by a Prospectus Supplement will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

•the specific designation of the Debt Securities;
•the price or prices at which the Debt Securities will be issued;
•any limit on the aggregate principal amount of the Debt Securities;
•the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;
•the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities that are in registered form;
•the terms and conditions under which we may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;
•the terms and conditions upon which we may redeem the Debt Securities, in whole or in part, at our option;
•the covenants and events of default applicable to the Debt Securities;
•the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;
•whether the Debt Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Debt Securities which are in bearer form and as to exchanges between registered form and bearer form;
•whether the Debt Securities will be issuable in the form of registered global securities (“Global Securities”), and, if so, the identity of the depositary for such registered Global Securities;
•the authorized denominations in which registered Debt Securities and bearer Debt Securities will be issuable, as applicable;
•each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;
•the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities;
•material Canadian federal income tax consequences and U.S. federal income tax consequences of owning the Debt Securities;
•any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities;
•whether or not the Debt Securities will be guaranteed by some or all of the subsidiaries of the Company, and the terms of any such guarantees;
•whether the Debt Securities (or instalment receipts representing the Debt Securities, if applicable) will be listed on any securities exchange; and
•any other terms of the Debt Securities which apply solely to the Debt Securities.
Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.
The Debt Securities offered pursuant to this Prospectus and any Prospectus Supplement may be represented by instalment receipts which will provide for payment for the Debt Securities on an instalment basis, the particular terms and provisions of which will be described in the applicable Prospectus Supplement and set out in an instalment receipt or pledge agreement or similar agreement. Any such instalment receipt will evidence, among other things: (a) the fact that a first instalment payment has been made in respect of the Debt Securities represented thereby, and (b) the beneficial ownership of the Debt Securities represented by the instalment receipt, subject to a pledge of such Debt Securities securing the obligation to pay the balance outstanding under such Debt Securities on or prior to a certain date.

The terms on which a series of Debt Securities may be convertible into or exchangeable for Subordinate Voting Shares or other securities of the Company will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Subordinate Voting Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.
To the extent any Debt Securities are convertible into Subordinate Voting Shares or other securities of the Company, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.
DESCRIPTION OF WARRANTS
In the past, the Company has issued warrants to acquire equity securities of the Company from time to time. As of the date of this Prospectus, the Company has no Warrants outstanding. The Company may issue Warrants, separately or together, with Subordinate Voting Shares, Preferred Shares, Debt Securities, Subscription Receipts or Units or any combination thereof, as the case may be. The Warrants would be issued under a separate Warrant agreement or indenture. The specific terms and provisions that will apply to any Warrants that may be offered by us pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:
•the number of Warrants offered;
•the price or prices, if any, at which the Warrants will be issued;
•the currency at which the Warrants will be offered and in which the exercise price under the Warrants may be payable;
•upon exercise of the Warrant, the events or conditions under which the amount of Securities may be subject to adjustment;
•the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire;
•if applicable, the identity of the Warrant agent;
•whether the Warrants will be listed on any securities exchange;
•whether the Warrants will be issued with any other Securities and, if so, the amount and terms of these Securities;
•any minimum or maximum subscription amount;
•whether the Warrants are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;
•any material risk factors relating to such Warrants and the Securities to be issued upon exercise of the Warrants;
•material Canadian federal income tax consequences and U.S. federal income tax consequences of owning the Warrants and the Securities to be issued upon exchange of the Warrants;
•any other rights, privileges, restrictions and conditions attaching to the Warrants and the Securities to be issued upon exercise of the Warrants; and
•any other material terms or conditions of the Warrants and the Securities to be issued upon exercise of the Warrants.

The terms and provisions of any Warrants offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

Prior to the exercise of any Warrants, holders of such Warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities.
DESCRIPTION OF SUBSCRIPTION RECEIPTS
As of the date of this Prospectus, the Company has no Subscription Receipts outstanding. The Company may issue Subscription Receipts, separately or together, with Subordinate Voting Shares, Preferred Shares, Debt Securities, Warrants or Units or any combination thereof, as the case may be. The Subscription Receipts would be issued under an agreement or indenture. The specific terms and provisions that will apply to any Subscription Receipts that may be offered by us pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:
•the number of Subscription Receipts offered;
•the price or prices, if any, at which the Subscription Receipts will be issued;
•the manner of determining the offering price(s);
•the currency at which the Subscription Receipts will be offered and whether the price is payable in installments;
•the Securities into which the Subscription Receipts may be exchanged;
•conditions to the exchange of Subscription Receipts into other Securities and the consequences of such conditions not being satisfied;
•the number of Securities that may be issued upon the exchange of each Subscription Receipt and the price per Security or the aggregate principal amount, denominations and terms of the series of Debt Securities that may be issued upon exchange of the Subscription Receipts, and the events or conditions under which the amount of Securities may be subject to adjustment;
•the dates or periods during which the Subscription Receipts may be exchanged;
•the circumstances, if any, which will cause the Subscription Receipts to be deemed to be automatically exchanged;
•provisions applicable to any escrow of the gross or net proceeds from the sale of the Subscription Receipts plus any interest or income earned thereon, and for the release of such proceeds from such escrow;
•if applicable, the identity of the Subscription Receipt agent;
•whether the Subscription Receipts will be listed on any securities exchange;
•whether the Subscription Receipts will be issued with any other Securities and, if so, the amount and terms of these Securities;
•any minimum or maximum subscription amount;
•whether the Subscription Receipts are to be issued in registered form, “book-entry only” form, noncertificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;
•any material risk factors relating to such Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts;
•material Canadian federal income tax consequences and U.S. federal income tax consequences of owning the Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts;
•any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts; and
•any other material terms or conditions of the Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts.

The terms and provisions of any Subscription Receipts offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.
Prior to the exchange of any Subscription Receipts, holders of such Subscription Receipts will not have any of the rights of holders of the securities for which the Subscription Receipts may be exchanged, including the right to receive payments of dividends (other than dividend equivalent payments, if any, or as otherwise set forth in any applicable Prospectus Supplement) or the right to vote such underlying securities.
DESCRIPTION OF UNITS
As of the date of this Prospectus, the Company has no Units outstanding. The Company may issue Units, separately or together, with Subordinate Voting Shares, Preferred Shares, Debt Securities, Warrants or Subscription Receipts or any combination thereof, as the case may be. Each Unit would be issued so that the holder of the Unit is also the holder of each Security comprising the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each applicable Security. The specific terms and provisions that will apply to any Units that may be offered by us pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:
•the number of Units offered;
•the price or prices, if any, at which the Units will be issued;
•the manner of determining the offering price(s);
•the currency at which the Units will be offered;
•the Securities comprising the Units;
•whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;
•any minimum or maximum subscription amount;
•whether the Units and the Securities comprising the Units are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;
•any material risk factors relating to such Units or the Securities comprising the Units;
•material Canadian federal income tax consequences and U.S. federal income tax consequences of owning the Securities comprising the Units;
•any other rights, privileges, restrictions and conditions attaching to the Units or the Securities comprising the Units; and
•any other material terms or conditions of the Units or the Securities comprising the Units, including whether and under what circumstances the Securities comprising the Units may be held or transferred separately.
The terms and provisions of any Units offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

CONSOLIDATED CAPITALIZATION
The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization of the Company since the date of the Company’s most recently filed financial statements, including, as required, any material change, and the effect of such material change, that will result from the issuance of Securities pursuant to such Prospectus Supplement.

There have been no material changes to the Company's share and loan capitalization since May 20, 2021, the date of our Annual Financial Statements.
EARNINGS COVERAGE RATIOS
The applicable Prospectus Supplement will provide, as required, the earnings coverage ratios with respect to the issuance of Securities pursuant to such Prospectus Supplement.
PLAN OF DISTRIBUTION
We may offer and sell Securities directly to one or more purchasers, through agents, or through underwriters or dealers designated by us from time to time. We may distribute the Securities from time to time in one or more transactions at fixed prices (which may be changed from time to time), at market prices prevailing at the times of sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102, including sales made directly on the TSX, the NYSE or other existing trading markets for the Securities. A description of such pricing will be disclosed in the applicable Prospectus Supplement. We may offer Securities in the same offering, or we may offer Securities in separate offerings.
This Prospectus may also, from time to time, relate to the offering of our Securities by certain selling securityholders. The selling securityholders may sell all or a portion of our Securities beneficially owned by them and offered thereby from time to time directly or through one or more underwriters, broker-dealers or agents. Our Securities may be sold by the selling securityholders in one or more transactions at fixed prices (which may be changed from time to time), at market prices prevailing at the time of the sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices.
A Prospectus Supplement will describe the terms of each specific offering of Securities, including (i) the terms of the Securities to which the Prospectus Supplement relates, including the type of Security being offered; (ii) the name or names of any agents, underwriters or dealers involved in such offering of Securities; (iii) the name or names of any selling securityholders; (iv) the purchase price of the Securities offered thereby and the proceeds to, and the portion of expenses borne by, the Company from the sale of such Securities; (v) any agents’ commission, underwriting discounts and other items constituting compensation payable to agents, underwriters or dealers; and (vi) any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers.
If underwriters are used in an offering, the Securities offered thereby will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase Securities will be subject to the conditions precedent agreed upon by the parties and the underwriters will be obligated to purchase all Securities under that offering if any are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers may be changed from time to time.
The Securities may also be sold: (i) directly by the Company or the selling securityholders at such prices and upon such terms as agreed to; or (ii) through agents designated by the Company or the selling securityholders from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company and/or selling securityholder to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent is acting on a “best efforts” basis for the period of its appointment.
We and/or the selling securityholders may agree to pay the underwriters a commission for various services relating to the issue and sale of any Securities offered under any Prospectus Supplement. Agents, underwriters or dealers who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company and/or the selling securityholders to indemnification by the Company and/or the selling securityholders against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

We may authorize agents or underwriters to solicit offers by eligible institutions to purchase Securities from us at the public offering price set forth in the applicable Prospectus Supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of these contracts will be set forth in the applicable Prospectus Supplement.
Each class or series of Preferred Shares, Debt Securities, Subscription Receipts, Warrants and Units will be a new issue of Securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units will not be listed on any securities or stock exchange. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units may be sold and purchasers may not be able to resell Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. Subject to applicable laws, certain dealers may make a market in the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units, as applicable, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units or as to the liquidity of the trading market, if any, for the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units.
In connection with any offering of Securities other than an “at-the-market distribution”, unless otherwise specified in a Prospectus Supplement, underwriters or agents may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of Securities offered at levels other than those which might otherwise prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter or dealer involved in an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.
CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor acquiring any Securities offered thereunder. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain U.S. federal income tax consequences to an investor acquiring any Securities offered thereunder. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.
RISK FACTORS
Before making an investment decision, prospective purchasers of Securities should carefully consider the information described in this Prospectus and the documents incorporated by reference herein, including the applicable Prospectus Supplement. Additional risk factors relating to a specific offering of Securities may be described in the applicable Prospectus Supplement. Some of the risk factors described herein and in the documents incorporated by reference herein, including the applicable Prospectus Supplement are interrelated and, consequently, investors should treat such risk factors as a whole. If any event arising from these risks occurs, our business, prospects, financial condition, results of operations and cash flows, and your investment in the Securities could be materially adversely affected. Additional risks and uncertainties of which we currently are unaware or that are unknown or that we currently deem to be immaterial could have a material adverse effect on our business, financial condition and results of operation. We cannot assure you that we will successfully address any or all of these risks. For additional information in respect of the risks affecting our business, see the section “Summary of Factors

Affecting our Performance” of our Annual MD&A, the section “Risk Factors” of our Annual Information Form, and our other filings with the Canadian securities regulatory authorities and the SEC, all of which are available under our profiles on SEDAR at www.sedar.com and on EDGAR at www.sec.gov.
EXEMPTIONS UNDER SECURITIES LAWS
The Company has applied for an exemption pursuant to Section 11.1 of NI 44-102 requesting relief from the requirement under Section 6.3(1)3 of NI 44-102 to include a prospectus certificate signed by each agent or underwriter who, with respect to the Securities offered by any Prospectus Supplement, is in a contractual relationship with the Company to the extent that such agent or underwriter is not a registered dealer in any Canadian jurisdiction (a “Foreign Dealer”). Accordingly, such Foreign Dealer would not, directly or indirectly, make any offers or sales to persons in a province or territory of Canada. All sales of Securities pursuant to any Prospectus Supplement to persons in a province or territory of Canada would solely be made through other agents or underwriters that are duly registered in the applicable Canadian jurisdictions where any offer of Securities will be made (the “Canadian Dealers”); and the Prospectus Supplement would include a certificate signed by each Canadian Dealer in compliance with Section 6.3(1)3 of NI 44-102. The granting of the exemption will be evidenced by issuance of a receipt in respect of the Prospectus.
No application for exemptive relief was sought in any other jurisdiction of Canada as, in the Company’s view, there would be no “distribution” of Securities in those other jurisdictions (within the meaning ascribed to such term under applicable securities laws in such other jurisdictions) in connection with a foreign offering.

LEGAL MATTERS
Unless otherwise specified in the Prospectus Supplement relating to the Securities, certain legal matters will be passed upon on our behalf by Stikeman Elliott LLP as to matters relating to Canadian law and by Skadden, Arps, Slate, Meagher & Flom LLP as to matters relating to U.S. law.
AUDITOR, REGISTRAR AND TRANSFER AGENT
Our independent registered public accounting firm is PricewaterhouseCoopers LLP, located at 1250 René-Lévesque Boulevard West, Suite 2500, Montréal, Québec, H3B 4Y1. PricewaterhouseCoopers LLP has confirmed that it is independent of the Company within the meaning of the Code of Ethics of Chartered Professional Accountants (Québec) and of the Securities Act, and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States).
The transfer agent and registrar for our Subordinate Voting Shares in Canada is AST Trust Company (Canada), at its principal office in Montréal, Québec, and in the United States is American Stock Transfer & Trust Company, LLC, at its principal office in Brooklyn, New York.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been filed or furnished with the SEC as part of the Registration Statement of which this Prospectus forms a part: (i) the documents listed under the heading “Documents Incorporated by Reference”; (ii) powers of attorney from Lightspeed’s directors and officers, as applicable; (iii) the consent of PricewaterhouseCoopers LLP; (iv) the consents of Deloitte & Touche LLP and (v) the form of indenture relating to the Debt Securities.

PART II
INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
Indemnification of Directors and Officers

Under the Canada Business Corporations Act (the "CBCA"), we may indemnify our current or former directors or officers or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity. The CBCA also provides that we may advance moneys to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below.

However, indemnification is prohibited under the CBCA unless the individual:

•acted honestly and in good faith with a view to our best interests, or, as the case may be, the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at our request; and

•in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

Our by-laws require us to indemnify to the fullest extent permitted by the CBCA each of our current or former directors or officers and each individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including, without limitation, an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity.

Our by-laws authorize us to purchase and maintain insurance for the benefit of each of our current or former directors or officers and each person who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity. To that effect, we maintain insurance policies relating to certain liabilities that our directors and officers may incur in such capacity.

Our by-laws also authorize us to execute agreements for the benefit of each of our current or former directors or officers and each person who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity. To that effect, we have entered into indemnity agreements with our directors and officers (each, an "Indemnified Party") which provide, among other things, that we will indemnify an Indemnified Party to the fullest extent permitted by law from and against all losses, liabilities, claims, damages, costs, charges and expenses incurred by such Indemnified Party in respect of any civil, criminal, administrative, investigative or other proceeding which (i) is made or asserted against or affects the Indemnified Party or in which the Indemnified Party is required by law to participate or in which the Indemnified Party participates at our request or where the Indemnified Party is made a witness or participant in any other respect in any such proceeding, and (ii) arises because the Indemnified Party is our director or officer (or serves in a similar capacity) or our former director or officer (or serves in a similar capacity).

In addition, our Board of Directors has authorized us to indemnify and hold harmless our directors and officers in connection with any secondary sales effected by such persons in a public offering undertaken by the Company, including an offering made pursuant to this Registration Statement.
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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission (the "SEC") such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
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PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
Item 1.     Undertaking
The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the SEC staff, and to furnish promptly, when requested to do so by the SEC staff, information relating to the securities registered pursuant to Form F-10 or to transactions in such securities.
Item 2.     Consent to Service of Process
Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the SEC a written irrevocable consent and power of attorney on Form F-X.
Any change to the name or address of the Registrant's agent for service shall be communicated promptly to the SEC by amendment to the Form F-X referencing the file number of this Registration Statement.

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Exhibits
The following exhibits have been filed as part of the Registration Statement:

Exhibit No.	Description
4.1
The Annual Information Form of the Registrant dated May 20, 2021 for the year ended March 31, 2021 (incorporated by reference from the Registrant's Annual Report on Form 40-F for the fiscal year ended March 31, 2021, filed with the Commission on May 20, 2021)

4.2
The audited annual consolidated financial statements of the Registrant at and for the years ended March 31, 2021 and 2020, together with the notes thereto and the independent auditor's report thereon (incorporated by reference from the Registrant's Annual Report on Form 40-F for the fiscal year ended March 31, 2021, filed with the Commission on May 20, 2021)

4.3
The management's discussion and analysis of financial condition and results of operations of the Registrant for the three months ended March 31, 2021 and 2020 and the years ended March 31, 2021 and 2020 (incorporated by reference from the Registrant's Annual Report on Form 40-F for the fiscal year ended March 31, 2021, filed with the Commission on May 20, 2021)

4.4	The management information circular of the Registrant dated June 26, 2020 in connection with the annual meeting of shareholders of the Registrant held on August 6, 2020
4.5	Business Acquisition Report of the Registrant, dated February 8, 2021 (incorporated by reference from the Registrant's Form 6-K filed with the Commission on February 8, 2021)
5.1	Consent of PricewaterhouseCoopers LLP
5.2	Consent of Deloitte & Touche LLP
5.3	Consent of Deloitte & Touche LLP
6.1	Powers of Attorney (included in Part III of this Registration Statement)
7.1	Form of Indenture

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SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Québec, Country of Canada, on May 27, 2021.

LIGHTSPEED POS INC.

By: /s/ Dax Dasilva
Name: Dax Dasilva
Title: Chief Executive Officer

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POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Dax Dasilva and Brandon Nussey, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post effective amendments, and supplements to this Registration Statement on Form F-10, and registration statements filed pursuant to Rule 429 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dax Dasilva	Chief Executive Officer and Director (Principal Executive Officer)	May 27, 2021
Dax Dasilva

/s/ Brandon Nussey	Chief Financial and Operations Officer (Principal Financial and Accounting Officer)	May 27, 2021
Brandon Nussey

/s/ Patrick Pichette	Director and Chairman of the Board of Directors	May 27, 2021
Patrick Pichette

/s/ Jean Paul Chauvet	Director	May 27, 2021
Jean Paul Chauvet

/s/ Marie-Josée Lamothe	Director	May 27, 2021
Marie-Josée Lamothe

/s/ Paul McFeeters	Director	May 27, 2021
Paul McFeeters

/s/ Rob Williams	Director	May 27, 2021
Rob Williams

/s/ Merline Saintil	Director	May 27, 2021
Merline Saintil

/s/ Manon Brouillette	Director	May 27, 2021
Manon Brouillette

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AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act, this Registration Statement on Form F-10 has been signed by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in the United States, on May 27, 2021.

LIGHTSPEED POS USA, INC.
(Authorized Representative in the United States)

By: /s/ Dax Dasilva
Name: Dax Dasilva
Title: President & Director

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